CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 15, 2010, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Century Casinos, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2009.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of Century Casinos, Inc. and subsidiaries on Forms S-8 (File No. 333-132510, effective March 17, 2006 and File No. 333-13801, effective October 9, 1996).

/s/ GRANT THORNTON LLP

Denver, Colorado
March 15, 2010